EXHIBIT 23.1



Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 2000, included in the company's 1999 Annual Report to Stockholders and incorporated by reference in this Form 10-K and on page 30 of this Form 10-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 33-24274, 33-50949, 333-28235 and 333-92865, and the
company's previously filed Registration Statements on Form S-3 File Nos. 33-66112 and 333-94091.

                                                      (ARTHUR ANDERSEN LLP)
                                                       ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma,
    March 30, 2000